                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       _________________________________


                                   FORM 8-K

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


                      __________________________________

        Date of Report (Date of earliest event reported):  July 1, 1996


                           MAXUS ENERGY CORPORATION
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
                (State or other jurisdiction of incorporation)

 1-8567-2                               75-1891531
(Commission File Number)            (I.R.S. Employer
                                   Identification No.)


              717 North Harwood Street, Dallas, Texas 75201-6594
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (214) 953-2000

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

     As a part of a general reorganization, on July 1, 1996, Maxus International Energy Company ("Seller"), a wholly owned subsidiary of Maxus Energy Corporation ("Maxus"), sold all of the issued and outstanding shares of capital stock of its wholly owned subsidiary, YPF International Ltd. ("International"), a Cayman Islands corporation, to YPF Sociedad Anonima ("Purchaser"), an Argentine sociedad anonima and the owner of all of the issued and outstanding shares of common stock of Maxus, pursuant to a Stock Purchase and Sale Agreement by and between Purchaser and Seller dated as of July 1, 1996. The sole assets of International are all of the issued and outstanding shares of capital stock of Maxus Bolivia, Inc. ("Maxus Bolivia"), Maxus Venezuela (C.I.) Ltd. ("Venezuela C.I.") and Maxus Venezuela S.A. ("Venezuela S.A."). The assets of Maxus Bolivia consist of all of the assets and operations of Maxus in Bolivia, including the interests of Maxus in the Surubi Field and Secure and Caipipendi Blocks. The assets of Venezuela C.I. and Venezuela S.A. consist of all of the assets and operations of Maxus in Venezuela, except those held through Maxus Guarapiche Ltd. ("Maxus Guarapiche"), including the interests of Maxus in the Quiriquire Unit.

     The purchase price for the outstanding shares of capital stock of International was approximately $263,100,000 which represents the estimated carrying amount of International on the financial reporting books of Seller as of June 30, 1996. In the second quarter of 1996, Maxus received a $101,000,000 advance (the "Advance") against the purchase price from Purchaser. At closing, the remainder of the estimated purchase price, in the form of a promissory note payable by Purchaser to Seller in the principal amount of $162,100,000, which together with the Advance equalled Seller's estimate of such carrying amount, was delivered to Seller. The amount of consideration paid will be adjusted and the promissory note will be replaced so that the actual purchase price will equal the actual carrying amount of International as of June 30, 1996 as shown on the financial reporting books of the Seller which are to be delivered by Seller to Purchaser as soon as practicable following the sale of International. Maxus intends to use the proceeds from this transaction for general corporate purposes, including the redemption of its $4.00 Cumulative Convertible Preferred Stock.

     While not a part of the transaction reported hereby, Maxus has authorized Seller to transfer to Purchaser, or a designated subsidiary of Purchaser, all of the capital stock of Maxus Guarapiche for the higher of the fair market value thereof or the carrying value thereof on the consolidated books and accounts of Maxus. Maxus Guarapiche has a 25% interest in the Guarapiche Block, an exploration block, in Venezuela. It is expected that such transfer of Maxus Guarapiche will be effectuated in the third quarter of 1996.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(b)  Pro forma financial information.

     The following unaudited pro forma consolidated financial statements give effect to the July 1, 1996 sale of all of the issued and outstanding capital stock of International to Purchaser for a purchase price of approximately $263,100,000. The purchase price was paid by means of a $101,000,000 advance against the purchase price and through issuance of a note receivable from Purchaser in the amount of $162,100,000. This note will bear interest based on the Applicable Federal Rate and is due on August 12, 1996.

     The unaudited pro forma consolidated statements of operations for the nine month period ended December 31, 1995 and for the three month period ended March 31, 1996, give effect to all transactions as if all had been consummated at the beginning of each period. The unaudited pro forma consolidated balance sheet gives effect to all transactions as if all had been consummated as of March 31, 1996.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have occurred had the transaction been consummated at the dates indicated, nor are they indicative of future financial position or operating results.

                           MAXUS ENERGY CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  For the Nine Months Ended December 31, 1995
                                 (in millions)




                                                    Historical      Pro Forma Adjustments
                                                    Maxus Energy    ---------------------      Pro Forma
                                                    Corporation     Debit          Credit       Results
                                                    -----------     -----          ------       -------
                                                                          (Note 1)
REVENUES
   Sales and operating revenues                       $463.8         $ 4.6                      $459.2
   Other revenues, net                                   7.1           0.6                         6.5
                                                      ------         -----         -----        ------
                                                       470.9           5.2             -         465.7

COSTS AND EXPENSES
   Operating expenses                                  173.5                         5.4         168.1
   Gas purchase costs                                   41.4                                      41.4
   Exploration, including exploratory dry holes         51.2                         5.2          46.0
   Depreciation, depletion and amortization            142.1                         4.4         137.7
   General and administrative expenses                  12.7                                      12.7
   Taxes other than income taxes                         9.7           0.3                        10.0
   Interest and debt expenses                          104.9                                     104.9
                                                      ------         -----         -----        ------
                                                       535.5           0.3          15.0         520.8
                                                      ------         -----         -----        ------

Income (Loss) Before Income Taxes                      (64.6)          5.5          15.0         (55.1)
       Income Taxes                                      9.1           5.1                        14.2
                                                      ------         -----         -----        ------
Net Loss                                              $(73.7)        $10.6         $15.0        $(69.3)
                                                      ======         =====         =====        ======

See notes to unaudited pro forma financial data.

                           MAXUS ENERGY CORPORATION
                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                   For the Three Months Ended March 31, 1996
                                 (in millions)


                                                    Historical      Pro Forma Adjustments
                                                    Maxus Energy    ---------------------      Pro Forma
                                                    Corporation     Debit          Credit       Results
                                                    -----------     -----          ------       -------
                                                                          (Note 1)
REVENUES
   Sales and operating revenues                       $174.0        $17.5                       $156.5
   Other revenues, net                                   6.2          0.9                          5.3
                                                      ------        -----          ----         ------
                                                       180.2         18.4             -          161.8

COSTS AND EXPENSES
   Operating expenses                                   50.8                        1.3           49.5
   Gas purchase costs                                   18.0                                      18.0
   Exploration, including exploratory dry holes          7.9                        1.8            6.1
   Depreciation, depletion and amortization             40.7                        1.9           38.8
   General and administrative expenses                   2.8                                       2.8
   Taxes other than income taxes                         3.4                        0.1            3.3
   Interest and debt expenses                           34.1                                      34.1
                                                      ------        -----          ----         ------
                                                       157.7            -           5.1          152.6
                                                      ------        -----          ----         ------

Income (Loss) Before Income Taxes                       22.5         18.4           5.1            9.2
       Income Taxes                                     23.0                        4.3           18.7
                                                      ------        -----          ----         ------
Net Loss                                              $ (0.5)       $18.4          $9.4         $ (9.5)
                                                      ======        =====          ====         ======

See notes to unaudited pro forma financial data.

                           MAXUS ENERGY CORPORATION
                       UNAUDITED PRO FORMA BALANCE SHEET
                                March 31, 1996
                         (in millions, except shares)


                                                                                     Pro Forma Adjustments
                                                      Historical                  ----------------------------
                                                        Maxus                    Disposition    $4.00 Preferred
                                                       Energy                       of               Stock            Pro Forma
                                                      Corporation                 Assets           Redemption          Results
                                                      -----------                 ------           ----------          -------
                     ASSETS                                                      (Note 2a)         (Note 2b)
Current Assets
   Cash and cash equivalents                          $   22.7                   $  90.3            $(101.0)           $   12.0
   Note receivable from parent                               -                     162.1             (119.7)               42.4
   Receivables, less doubtful receivables                147.9                     (16.4)                                 131.5
   Inventories                                            32.8                      (2.5)                                  30.3
   Restricted cash                                         3.3                                                              3.3
   Prepaids and other current assets                      20.6                      (0.3)                                  20.3
                                                      --------                   -------            -------            --------
    Total Current Assets                                 227.3                     233.2             (220.7)              239.8

Properties and Equipment, less accumulated
    depreciation, depletion and amortization           2,355.8                    (317.2)                               2,038.6
Investments and Long-Term Receivables                      8.0                                                              8.0
Restricted Cash                                           61.8                                                             61.8
Deferred Charges                                          20.6                      (0.6)                                  20.0
                                                      --------                   -------            -------            --------
                                                      $2,673.5                   $ (84.6)           $(220.7)           $2,368.2
                                                      ========                   =======            =======            ========

      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
   Long-term debt                                     $   53.0                                                         $   53.0
   Accounts payable                                       56.9                      (8.5)                                  48.4
   Taxes payable                                          36.3                       4.0                                   40.3
   Accrued liabilities                                   155.2                      (1.5)                                 153.7
                                                      --------                   -------            -------            --------
Total Current Liabilities                                301.4                      (6.0)                 -               295.4

Long-Term Debt                                         1,243.1                                                          1,243.1
Deferred Income Taxes                                    546.1                     (78.6)                                 467.5
Other Liabilities and Deferred Credits                   226.2                                                            226.2
$9.75 Redeemable Preferred Stock, $1.00 par value
     Authorized and issued shares--625,000
       and 1,250,000                                      62.5                                                             62.5
Stockholders' Equity
        $2.50 Preferred Stock, $1.00 par value
          Authorized shares--5,000,000
          Issued shares--3,500,000                        64.4                                                             64.4
        $4.00 Preferred Stock, $1.00 par value
          Authorized shares--5,915,017
          Issued shares--4,356,658                         7.3                                         (7.3)                  -
        Common Stock, $1.00 par value
          Authorized shares--300,000,000
          Issued Shares-- 135,609,772                    135.6                                                            135.6
        Capital Contributions from Parent                 64.0                                                             64.0
        Paid-in capital                                  103.2                                                            103.2
        Accumulated deficit                              (74.4)                                      (213.4)             (287.8)
        Minimum pension liability                         (5.9)                                                            (5.9)
                                                      --------                   -------            -------            --------
Total Stockholders' Equity                               294.2                         -             (220.7)               73.5
                                                      --------                   -------            -------            --------
                                                      $2,673.5                   $ (84.6)           $(220.7)           $2,368.2
                                                      ========                   =======            =======            ========

See notes to unaudited pro forma financial data.

                           MAXUS ENERGY CORPORATION
               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


NOTE 1 - The accompanying pro forma statements of operations reflect the adjustments necessary to exclude the historical results of operations of Maxus Bolivia, Inc., Maxus Venezuela (C.I.) Ltd. and Maxus Venezuela S.A. (together with YPF International Ltd., the "Companies") from the historical results of Maxus Energy Corporation ("Maxus") for the nine month period ended December 31, 1995 and the three month period ended March 31, 1996 as a result of the sale of the Companies on July 1, 1996.


NOTE 2 - The accompanying pro forma balance sheet reflects the adjustments necessary to effect the following:

(a) Record $101.0 million in cash in the form of an advance against the purchase price and a promissory note receivable of approximately $162.1 million from the sale of the Companies. The sales price represented the estimated aggregate net book value of the assets and liabilities of the Companies. The actual sales price will be adjusted and the promissory note will be replaced as necessary so that the actual purchase price will equal the actual aggregate net book value of the assets and liabilities of the Companies as of June 30, 1996. As a result, no gain or loss for financial reporting purposes will be realized by Maxus in the transaction.

(b) Record the redemption of Maxus' outstanding $4.00 Cumulative Convertible Preferred Stock ("$4.00 Preferred Stock") for a total cost of approximately $220.7 million. Said $220.7 million cost of redemption is reflected as being funded by a $119.7 million payment from YPF Sociedad Anonima under said promissory note and by $101.0 million in available cash. On June 18, 1996, Maxus' Board of Directors authorized the redemption of all outstanding shares of $4.00 Preferred Stock at a price of $50.00 per share plus accrued and unpaid dividends. The redemption date has been set for August 13, 1996.

(c) Exhibits.

    2.1 - Stock Purchase and Sale Agreement by and between YPF Sociedad Anonima and Maxus International Energy Company dated July 1, 1996, filed herewith.


                                   SIGNATURE
                                   ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                       MAXUS ENERGY CORPORATION



                                       By: /s/ Linda R. Engelbrecht
                                           -----------------------------
                                           Linda R. Engelbrecht
                                           Controller


Dated:  July 11, 1996

                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                        Exhibit
- ------                        -------

2.1 Stock Purchase and Sale Agreement by and between YPF Sociedad Anonima and Maxus International Energy Company dated July 1, 1996, filed herewith.